Exhibit 10.(vi)

ENGLISH TRANSLATION OF ORIGINAL DOCUMENT HERE ATTACHED

Québec, October 7, 2008

AUTHORIZATION

Regulation on withdrawal of underground water

(Order number # 696-2002 dated June 12, 2002, article 31)

_______________________________________________

Les Sources St-Elie inc.

45 Cristelle Street

Saint-Elie-de-Caxton (Québec) G0X 2N0

Reference # 7314-04-01-51075-01

400 508 231

Subject: Installation and operation of an operation to withdrawal underground water for a water bottling plant

Mrs,

Sirs,

Following your application for authorization dated of March 3, 2006, received on March 6, 2006 and completed on July 17, 2008, I authorize, in conformity with article 31 of the Regulation of withdrawal of underground water (enact by the order number # 696-2002 dated of June 12, 2002), the holder here above mentioned to undertake and to explode a project describe here below:

Project Nature:

To plan and exploit an operation of withdrawal of underground water non treated for commercial distribution for human consumption, including two wells P2 and P3, for the water bottling enterprise of Les Sources St-Elie inc.

Location:

The project is located on lot 14B-1, road 4, district of Shawinigan, official land registry of the parish of Saint-Élie-de-Caxton, in the municipality of Saint-Élie-de-Caxton, part of the regional municipality of the county of Maskinonge.

The following documents are integral part of this authorization:

•	Hydro geological report named: “Application for authorization based on article 31 of the regulation on withdrawal of underground water – wells P2 and P3” volume 1 of 2, dated of January 31, 2006, signed by Mrs. Yamina Benhouhou, engineer and Mr. Denis Richard, engineer.
•	Hydro geological report named: “Application for authorization based on article 31 of the regulation on withdrawal of underground water – wells P2 and P3” volume 2 of 2, dated of January 31, 2006, signed by Mrs. Yamina Benhouhou, engineer and Mr. Denis Richard, engineer.
•	Technical note 01 named: “Application for authorization based on article 31 of the regulation on withdrawal of underground water – wells P2 and P3” dated May 31, 2007, signed by Mrs. Yves Leblanc, engineer and Mr. Denis Richard, engineer.
•	Commitment letter regarding mitigation measures and a follow up plan on debit/level, dated July 16, 2008, signed by Mrs. Francine Lavoie, President of Les Sources St-Elie inc.

In case of any difference in these documents, the latest information from these documents will prevail.

Unless stated below, the project shall be executed and exploited as per these documents.

The holder of the present authorization must respect:

The maximum volume that can be withdrawal on a daily basis shall not be over 653 cubic meters per day from these wells.

Besides, this authorization does not excuse the holder from obtaining any other authorization required by the law or any other regulations if required.

By the Minister

Madeleine Paulin

Vice-Minister